UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2009

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

149 Kyz Zhibek Street, Office 11, Almaty, Kazakhstan
(Address of principal executive offices)

050020
(Zip code)

+7 (327) 227-94-05
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 3, 2009 Bekem Metals, Inc. (the “Company”) executed a Sale and Purchase Agreement, dated November 3, 2009, made between Bekem Metals, Inc., and Ertis Ferronickel Works LLP (the “Agreement”). Pursuant to the terms of the Agreement, Ertis Ferronickel Works LLP (“Ertis”) agrees to acquire 100% of the paid authorized capital of Kaznickel LLP, (“Kaznickel”) a wholly-owned subsidiary of the Company, in exchange for payment of 280,000 Kazakh tenge (approximately $1,882 U.S. dollars) and conditioned upon Ertis granting to Kaznickel financial aid in the amount of $5,000,000 U.S. dollars for the specific purpose of early partial repayment of the total indebtedness of Kaznickel to Bekem in the amount of $5,814,456 U.S. dollars. Pursuant to the terms of the Agreement, within three days of Closing, the Company shall assign to SAT & Company, an owner of Ertis, its rights and interest to the remaining Kaznickel indebtedness of $814,456 U.S. dollars.

Pursuant to the terms of the Memorandum of Understanding executed between the parties in February 2009, Ertis made an initial payment of $500,000 U.S. dollars. The balance ($4,500,000 U.S. dollars) shall be delivered to the Company at the Closing. The Closing shall occur within 20 business days of the execution of the Agreement.

Kaznickel LLP holds the concession to the Company’s Gornostai nickel and cobalt deposit in northeastern Kazakhstan. Following receipt of full payment the Company shall transfer the paid authorized capital of Kaznickel to Ertis. Upon transfer, the Company shall have no right, title or interest to Kaznickel or the Gornostai concession and Kaznickel shall cease to be a subsidiary of the Company.

Except as it relates to this transaction, there was no relationship between the Company and Ertis prior to the transaction. There is no relationship between Ertis and any of the Company’s officers, directors or affiliates or associates of any of them. The purchase price was determined by arms-length negotiation between the parties.

The description of the Agreement is only a summary of that agreement and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is attached as an exhibit to this Current Report.

Item 2.01 Completion of Acquisition of Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Sale and Purchase Agreement, dated November 3, 2009, made between Bekem Metals, Inc. and Ertis Ferronickel Works LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Dated: November 5, 2009	By:	/s/ Yermek Kudabayev
Yermek Kudabayev, Chief Executive Officer